EXHIBIT 10.1

PUGET ENERGY, INC.

AMENDMENT NO. ONE TO
2005 LONG-TERM INCENTIVE PLAN

This Amendment No. One is made to the Puget Energy, Inc. 2005 Long-Term Incentive Plan (the "Plan"). This amendment becomes effective February 9, 2006. All terms defined in the Plan shall have the same meanings when used herein. All provisions of the Plan not amended by this Amendment No. One shall remain in full force and effect.

1. Subsection (c) of the Definition of Change of Control in Appendix A to the 2005 Long-Term Incentive Plan shall be replaced in its entirety by the following:

(c) Consummation of a Business Combination unless immediately following such Business Combination, (i) more than 60% of the then-outstanding shares of common stock of the corporation resulting from or effecting such Business Combination and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such Business Combination in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) no Entity (excluding the Company or any employee benefit plan (or related trust) of the Company or the corporation resulting from or effecting such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from or effecting such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from or effecting such Business Combination were Incumbent Directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such Business Combination.

Puget Energy, Inc. has caused this Amendment to be executed on the date indicated below.

PUGET ENERGY, INC.

By: /s/ Stephen E. Frank

Its: Chair, Compensation and Leadership Development Committee, Puget Energy, Inc. Board of Directors

Dated: February 9, 2006